UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 23, 2017

Cosmos Holdings Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-54436	27-0611758
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

141 West Jackson Blvd, Suite 4236, Chicago, Illinois	60604
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (312) 536-3102

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01- Entry into a Material Definitive Agreement

On March 23, 2017, SkyPharm S.A. (“SkyPharm”), a wholly owned subsidiary of Cosmos Holdings Inc., a Nevada corporation (the “Company”) entered into an Amended and Restated Loan Facility Agreement (the “A&R Loan Facility”), guaranteed by Grigorios Siokas, the Company’s Chief Executive Officer, with Synthesis Peer-To Peer-Income Fund (the “Lender”). The A&R Loan Facility amends and restates certain provisions of the Loan Facility Agreement, dated as of August 4, 2016, by and among the same parties.

The A&R Loan Facility provides an increased facility size of $2,664,960.22, of which SkyPharm has borrowed the entire balance. Advances under the A&R Loan Facility continue to accrue interest at a rate of 10% per annum from the applicable date of each drawdown and require quarterly interest payments. The A&R Facility now permits prepayments at any time. The amounts owed under the A&R Loan Facility shall be repayable upon the earlier of (i) seventy-five days following the demand of the Lender; or (ii) August 31, 2018. The A&R Loan Facility is secured by a personal guaranty of Grigorios Siokas, which is secured by a pledge of 10,000,000 shares of common stock of the Company owned by Mr. Siokas (the “Pledged Shares”).

The A&R Loan Facility was also amended to provide additional affirmative and negative covenants of SkyPharm and the Guarantor during the term of loans remain outstanding, including, but not limited to, the consent of the Lender in connection with (i) the Company or any of its subsidiaries incurring any additional indebtedness; or (ii) in the event of any increase in the Company’s issued and outstanding shares of Common Stock, the Pledged Shares shall be increased to an amount equal to a minimum of ten percent (10%) of the issued and outstanding shares of common stock of the Company.

The foregoing description of the A&R Loan Facility is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, which is attached hereto as Exhibits 10.1 and incorporated herein by reference. A copy of the Pledge Agreement was filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on August 16, 2016.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See Item 1.01 above.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

10.1	Amended and Restated Loan Facility Agreement, dated as of March 23, 2017, by and among SkyPharm S.A., Grigorios Siokas, as Guarantor and Synthesis Peer-to Peer Income Fund.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COSMOS HOLDINGS INC.

Date: March 28, 2017	By:	/s/ Grigorios Siokas
Grigorios Siokas
Chief Executive Officer

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EXHIBIT INDEX

Exhibit Number	Description

10.1	Amended and Restated Loan FacilityAgreement, dated as of March 23, 2017, by and among SkyPharm S.A., Grigorios Siokas, as Guarantor and Synthesis Peer-to Peer Income Fund.

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